Exhibit 21

Expedia, Inc.’s subsidiaries

As of December 31, 2014

Subsidiary	Jurisdiction

Activity Information Center, Inc.	United States – HI

CarRentals.com, Inc.	United States – NV

Classic Vacations, LLC	United States – NV

CruiseShipCenters Holdings Inc	United States – NV

CruiseShipCenters USA Inc.	United States – NV

DN Holdings LLC	United States – DE

EAN.com, LP	United States – DE

Egencia APAC Holdings, Inc.	United States – WA

Egencia LLC	United States – NV

Expedia Global, LLC	United States – NV

Expedia, Inc.	United States – WA

Hotels.com GP, LLC	United States – TX

Hotels.com, L.P.	United States – TX

Hotwire, Inc.	United States – DE

HRN 99 Holdings, LLC	United States – NY

Interactive Affiliate Network, LLC	United States – DE

IAC/Expedia Global, LLC	United States – DE

Lodging Partner Services LLC	United States – DE

Mobiata, LLC	United States – MN

Premier Getaways, Inc.	United States – FL

Room 77, Inc. (13.2%)	United States – DE

T-16 Holdings, LLC	United States – DE

Travelscape, LLC	United States – NV

WWTE, Inc.	United States – NV

1 to 1 Cruises Inc.	Canada

AAE Japan K.K.	Japan

AAE (Thailand) Limited	Thailand

AAE Travel Services India Private Limited	India

AAE Travel Pte. Ltd. (JV – 50%)	Singapore

AAEXP Malaysia Sdn Bhd	Malaysia

A.C.N. 079 010 772 Pty Ltd	Australia

Andaman Graphics Co., Ltd.	Thailand

AnyRoadTour Limited	UK

Arnold Travel Technology (NZ) Limited	New Zealand

Arnold Travel Technology Pty Limited	Australia

Asia Web Direct (HK) Limited	Hong Kong

Asia Web Direct (M) Sdn. Bhd.	Malaysia

Asia Web Direct Co., Ltd	Thailand

Asia Web Direct Tours & Activities Co., Ltd.	Thailand

Aspirasi Ventura Sdn Bhd	Malaysia

Auto Escape Group (SAS)	France

Auto Escape Nordics AS	France

Auto Escape S.A.	France

AWD-BT Limited	Thailand

Car Del Mar Ferienautovermietung GmbH	Germany

CarRentals K.K.	Japan

CruiseShipCenters International Inc.	Canada

CruiseShipCenters Canada Inc.	Canada

CruiseShipCenters Western Canada Ltd.	Canada

CSC Holdings Inc.	Canada

CSC Travel Group Inc.	Canada

CT Partners Pty Ltd. (15.8%)	Australia

Egencia Australia Pty Ltd	Australia

Egencia Belgium SA	Belgium

Egencia Canada Corp.	Canada

Egencia Cayman Holdings Ltd	Cayman Islands

Egencia (China) Information Technology Co., Ltd.	China

Egencia (Shanghai) Travel Service Co., Ltd.	China

Egencia (Shanghai) Travel Service Co., Ltd. Beijing Branch	China

Egencia (Shanghai) Travel Service Co., Ltd. Jing’an Branch	China

Egencia Europe SAS	France

Egencia France SAS	France

Egencia GmbH	Germany

Egencia Holdings UK Ltd.	UK

Egencia KK	Japan

Egencia Travel India Private Limited	India

Egencia UK Ltd.	United Kingdom

eLong, Inc. (64%)	Cayman Islands

Expedia Australia Holdings Pty Ltd	Australia

Expedia Australia Investments Pty Ltd	Australia

Expedia Alpha Y.K.	Japan

Expedia Argentina S.R.L.	Argentina

Expedia Asia Holdings Mauritius	Mauritius

Expedia Asia Pacific Limited	Hong Kong

Expedia Asia Pacific-Alpha Limited	Cayman Islands

Expedia Asia Pacific-Delta Limited	Cayman Islands

Expedia Asia Pacific-Gamma Limited	Cayman Islands

Expedia Australia Pty. Ltd.	Australia

Expedia Canada Corp.	Canada

Expedia Consulting Service (Beijing) Co., Ltd.	China

Expedia Consulting Service (Beijing) Co., Ltd. Shanghai Branch	China

Expedia Consulting Service (Beijing) Co., Ltd. Shenzhen Branch	China

Expedia do Brasil Agencia de Viagens e Turismo Ltda.	Brazil

Expedia Finland OY	Finland

Expedia France s.a.s.	France

Expedia FZ — LLC	United Arab Emirates (Dubai)

Expedia Greece Travel Support Services EPE	Greece

Expedia Holdings K.K.	Japan

Expedia Holdings s.a.s.	France

Expedia Italy SRL	Italy

Expedia Korea Co., Ltd.	Republic of Korea

Expedia Lodging Partner Services Sarl	Switzerland

Expedia Lodging Partner Services Sarl Representative Office	Indonesia

Expedia Mexico, S de R. L. de C.V.	Mexico

Expedia New Zealand Limited	New Zealand

Expedia Online Travel Services India Private Limited	India

Expedia Omega K.K.	Japan

Expedia Philippine Representative Office	Philippines

Expedia Poland Sp. z o.o.	Poland

Expedia Portugal, Unipessoal, Lda	Portugal

Expedia s.a.	Belgium

Expedia Services CZ s.r.o	Czech Republic

Expedia Services SAS	France

Expedia Sigma K.K.	Japan

Expedia Southeast Asia Pte. Ltd.	Singapore

Expedia Spain, S.L.	Spain

Expedia Singapore Pte. Ltd.	Singapore

Expedia Sweden AB	Sweden

Expedia (Thailand) Limited	Thailand

ExpediaTurkey Seyahat Destek Hizmetleri Limited Sirketi	Turkey

Expedia.com GmbH	Germany

Expedia.com Limited	United Kingdom

Expedia.nl B.V.	Netherlands

Extensive Region Travel Network Limited Company	Taiwan

Ferieverden AS	Norway

Go Do Pty Ltd	Australia

Hotels (TR) Limited	United Kingdom

Hotelz Y.K.	Japan

Huurautos Limited	UK

Interactive Domain Name Holdings Corporation	Canada (Nova Scotia)

L’Agence Voyages-SNCF.com SAS (49.9%)	France

Lastminute.com.au Pty Limited	Australia

LateStays Co., Ltd.	Thailand

LLC Partner Services Group	Russia

Lodging Partner Services Costa Rica, S.R.L.	Costa Rica

Lodging Partner Services Denmark ApS	Denmark

Lodging Partner Services Malaysia Sdn. Bhd.	Malaysia

Millennial Travel Pte Ltd	Taiwan

Partner Services Group Travel South Africa Pty Ltd	South Africa

Phuket Dot Com Ltd	Thailand

PT Lodging Partner Services Indonesia	Indonesia

Quebec CruiseShipCenters Inc.	Canada

Rent-a-car International Limited	UK

Standby Holdings Pty Ltd	Australia

Swetra Group AB	Sweden

TGO (Thailand) Limited	Thailand

The Tourism Representative Office of Expedia Lodging Partner Services Sarl in Ho Chi Minh City	Vietnam

Travel.com.au Pty Ltd	Australia

Traveldoo SAS	France

Traveldoo UK Limited	United Kingdom

Travelfree Australasia Pty Limited	Australia

Travelforce New Zealand Limited	New Zealand

Travelmax Pty Ltd	Australia

Travel Partner Exchange S.L.U.	Spain

Trivago GmbH (~62%)	Germany

Trivago Spain, S.L.	Spain

Trivago Hong Kong Limited	Hong Kong

Trivago (Shanghai) Information Consulting Co., Ltd.	China

Tron Newco GmbH	Germany

VacationSpot S.L.	Spain

Venere Net S.r.l.	Italy

Venere UK Limited	United Kingdom

VIA Egencia AS	Norway

VIA Egencia Denmark A/S	Denmark

VIA Egencia Finland Oy	Finland

VIA Egencia Sweden AB	Sweden

VIA Egencia Norway AS	Norway

VIA Egencia Philippines Inc.	Philippines

Vivu LLC	Vietnam

iVIVU Joint Venture	Vietnam

Wotif.com Holdings Limited	Australia

Wotif.com Holdings Limited Representative Office	Indonesia (Bali)

Wotif.com (NZ) Limited	New Zealand

Wotif.com Inc.	Canada

Wotif.com Limited	United Kingdom

Wotif.com Pte. Ltd.	Singapore

Wotif.com Pty. Ltd.	Australia

Wotif.com Sdn. Bhd.	Malaysia

Wotif.com Share Administration Pty Ltd	Australia

WWTE, Inc. Taiwan Representative Office	Taiwan

WWTE Travel Limited	Ireland

WWTE Travel S.à r.l.	Luxembourg